UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

OREGON STEEL MILLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9887	94-0506370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 S.W. Broadway, Suite 2200; Portland, Oregon		97205

(Address of principal executive offices)		(Zip code)

(503) 223-9228

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

On July 27, 2006, the Company issued a press release announcing its financial results for the quarter ended June 30, 2006.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The Company provides in the press release earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure.  “GAAP” refers to accounting principles generally accepted in the United States.  The Company believes EBITDA is useful to investors because it is a basis upon which the Company assesses its financial performance; it provides useful information regarding the Company’s ability to service its debt and it is a commonly used financial analysis tool for measuring and comparing companies in several areas of liquidity, operating performance and leverage.  The Company’s management uses this non-GAAP financial measure along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies or the definition used in any of our debt agreements.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Oregon Steel Mills, Inc. Company Press Release dated July 27, 2006, announcing financial results for the quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREGON STEEL MILLS, INC.

(Registrant)

Date: July 27, 2006	By:	/s/ Robin A. Gantt

Robin A. Gantt
Corporate Controller
(Principal Accounting Officer)